UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2016

RESOURCE REAL ESTATE INVESTORS 6, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	37-1548084
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Crescent Drive
Suite 203
Navy Yard Corporate Center
Philadelphia, PA 19112
(Address of principal executive offices, including zip code)

(215) 231-7050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 10, 2016, Resource Real Estate Investors 6, L.P., through its wholly-owned subsidiary RRE Memorial Towers Holdings, LLC, entered into an Agreement of Purchase and Sale (the “Agreement”) to sell its Memorial Towers property in Houston, Texas to The Barvin Group, LLC (the “Buyer”), an unrelated third party. Under the terms of the Agreement, the purchase price is $18 million and the closing is to take place on or before May 9, 2016. The Buyer has inspection rights and a right to terminate the Agreement during the inspection period, which ends on April 11, 2016.

The foregoing is not a complete description of all of the terms of the Agreement and is qualified in its entirety by reference to the copy of the Agreement annexed hereto as an exhibit, which is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

(a)	Exhibits

10.1	Agreement of Purchase and Sale between RRE Memorial Towers Holdings LLC and The Barvin Group LLC, dated March 10, 2016

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2016            RESOURCE REAL ESTATE INVESTORS 6, L.P.
By: Resource Capital Partners, Inc., its general partner

By: /s/ Kevin M. Finkel
Name: Kevin M. Finkel
Title:     President